UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 22, 2025
HERITAGE DISTILLING HOLDING COMPANY INC.
(Exact name of registrant as specified in charter)

Delaware	001-42411	83-4558219
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9668 Bujacich Road Gig Harbor, Washington	98332
(Address of Principal Executive Offices)	(zip code)

(253) 509-0008
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CASK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.
Between February 21, 2025 and May 29, 2025, Heritage Distilling Holding Company, Inc. (the “Company”) entered into a subscription agreement and a securities purchase agreement (collectively, the “Purchase Agreements”) with 14 accredited investors (each, an “Investor”), pursuant to which the Company, subject to the restrictions and satisfaction of the conditions in the applicable Purchase Agreement, sold in a private placement to such accredited investors an aggregate of 642,137 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) for aggregate gross proceeds of $6,421,377, including $392,000 (39,200 shares with a conversion price of $0.56 per share of common stock) from the exchange of 700,000 prepaid warrants at $0.001 per prepaid warrant and $4,092,567 (or 409,256 shares) from the exchange of 284,140 shares of Series A Preferred and warrants to purchase 116,263 shares of common stock at $4.00 per share. The 642,137 shares of Series B Preferred Stock purchased since February 21, 2025 have conversion prices ranging from $0.4736 per share to $1.17 per share and a weighted average conversion price of $0.47 per share. In connection with the sale of such shares of Series B Preferred Stock, we issued to certain purchasers of such shares five-year warrants to purchase an aggregate of 911,225 shares of common stock at $0.01 per share, and 327,868 shares at $0.001 per share (collectively, the “Warrants”). At their current conversion prices, the 642,137 shares of Series B are convertible into 16,349,963 shares of common stock, including accrued dividends through June 2, 2025.
Series B Convertible Preferred Stock
In January 2025, the Company’s board of directors designated 750,000 shares of our authorized shares of preferred stock as Series B Preferred Stock. The Series B Preferred Stock has a stated value of $12.00 per share (the “Series B Stated Value”).
Dividends. The holders of Series B Preferred Stock are entitled to receive, out of funds legally available therefor, cumulative dividends on the Series B Preferred Stock at the rate of 15% per annum of the Series B Stated Value (or $1.80 per share) payable if and when declared by the Company’s board of directors or upon conversion or redemption of the Series B Preferred Stock. Dividends on the Series B Preferred Stock may be paid by the Company in cash, by delivery of shares of common stock or through a combination of cash and shares of common stock. If paid in common stock, the holder will receive a number of shares of common stock equal to the quotient of 110% of the accrued dividends to be paid in common stock divided by the Series B Conversion Price (as defined below). We may make payments of dividends in common stock only if the average closing price of the Company’s common stock over the five trading days preceding the dividend payment date is at or above the Series B Conversion Price.
Voting Rights. Holders of the Series B Preferred Stock have no voting rights except in connection with a proposed amendment to the terms of the Series B Preferred Stock or as required by law.
Optional Conversion. Each share of Series B Preferred Stock may be converted at any time after the six-month anniversary of the date of issuance at the election of the holder into a number of shares of common stock determined by dividing (a) an amount equal to 110% of the sum of (i) the Series B Stated Value plus (ii) the amount of all accrued and unpaid dividends, by (b) the then applicable Series B Conversion Price of such shares of Series B Preferred Stock. The “Series B Conversion Price” for a share of Series B Preferred Stock is the fixed price equaling the volume weighted average price of our common stock on the trading day preceding the date of issuance of such share of Series B Preferred Stock. The 642,137 shares of Series B Preferred Stock issued pursuant to the Purchase Agreements have conversion prices ranging from $0.4736 to $1.17 per share of common stock and a weighted average conversion price of $0.47 per share of common stock. However, a holder (together with its affiliates) may not convert any of such holder’s shares of Series B Preferred Stock to the extent that the holder (together with its affiliates) would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately after conversion, as such percentage ownership is determined in accordance with the terms of the Series B Preferred Stock.
Mandatory Conversion. Each share of Series B Preferred Stock will automatically be converted on the third anniversary of the date of issuance of such share of Series B Preferred Stock into a number of shares of common stock determined by dividing (a) an amount equal to 110% of the sum of (i) the Series B Stated Value plus (ii) the amount of all accrued and unpaid dividends, by (b) the then-applicable Series B Conversion Price of such share of Series B Preferred Stock.
Redemption. From and after the ninety (90) day anniversary of the purchase of the Series B Preferred Stock, at the option of the Company’s board of directors, the Company may redeem the shares of Series B Preferred Stock at the time outstanding, in whole or in part, out of funds legally available therefore. The redemption price per share for shares of Series

B Preferred Stock redeemed will be an amount equal to 110% of the sum of (i) the Series B Stated Value, plus (ii) the amount of the aggregate dividends then accrued on such share of Series B Preferred Stock and not previously paid. The Company will provide not less than 30 nor more than 60 days prior notice to the holders of any shares of Series B Preferred Stock to be redeemed.
Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series B Preferred Stock then outstanding will be entitled to be paid out of assets available for distribution to stockholders, after payment of any liquidation preference payable to the holders of the outstanding shares of the Company’s Series A Convertible Preferred Stock and before any payment will be made to the holders of any other shares of the Company’s capital stock, including the Company’s common stock, by reason of their ownership thereof, an amount per share of Series B Preferred Stock equal to the greater of (i) 110% of the sum of (a) the Series B Stated Value, plus (b) the amount of the aggregate dividends then accrued on such share of Series B Preferred Stock not previously paid, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into common stock immediately prior to such liquidation, dissolution or winding up.
The Warrants
The Warrants issued pursuant to the Purchase Agreements have a term of five years from their date of issuance and are exercisable to purchase an aggregate of 911,225 shares of common stock at an exercise price of $0.01 per share and 327,868 shares of common stock at an exercise price of $0.001 per share. The Warrants are exercisable only if the issuance of the shares of Series B Preferred Stock and Warrants are approved by the Company’s stockholders in accordance with Nasdaq Listing Rule 5635(d)(2), which generally requires stockholder approval prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. A holder (together with its affiliates) may not exercise any portion of a Warrant to the extent that the holder would own more than 4.99% of the Company’s outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, the Company will round down to the next whole share.
General
The foregoing description of the Purchase Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the form of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, which are incorporated herein in their entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. The foregoing descriptions of the Warrants and the Series B Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Warrant or the terms of the Certificate of Designations, Preferences, Powers and Rights of the Series B Preferred Stock, copies of which are attached hereto as Exhibits 4.1 and 3.1, respectively, and each of which is incorporated herein in its entirety by reference.
In the Purchase Agreements, each Investor represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to the Investors in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Forward-Looking Statements
This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “believe,” “intend,” “will,” and “would” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1
Certificate of Designations, Preferences, Powers and Rights of Series B Convertible Preferred Stock.(incorporated by reference herein by reference to Exhibit 3.1 to the Company’s Current Report of Form 8-K dated January 23 2025 filed with the SEC on January 24, 2025

4.1	Form of Warrant issued pursuant to the Securities Purchase Agreements
10.1*	Form of Securities Purchase Agreement relating to the purchase of the Warrants
10.2*	Form of Subscription Agreement relating to Series B Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules, annexes, addendums, and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2025	HERITAGE DISTILLING HOLDING COMPANY INC.

	By:	/s/ Justin Stiefel
Justin Stiefel
Chief Executive Officer
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